EXHIBIT 32.1

Section 1350 Certification

In connection with this Amendment No. 1 to the Quarterly Report of SUNRISE REAL ESTATE GROUP, INC. (the "Company") on Form 10−Q for the three months ended March 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned Chief Executive Officer and Chief Financial Officer of the Company certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes−Oxley Act of 2002 that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request and for the periods indicated.

Date: November 23, 2012	By: /s/ Lin, Chi-Jung
Lin, Chi-Jung, Chief Executive Officer

Date: November 23, 2012	By: /s/ Wang, Wen Yan
Wang, Wen Yan, Chief Financial Officer